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                                                                 EXHIBIT 99.d-8A

                              MANAGEMENT AGREEMENT

                                     BETWEEN

                         SCOUT INVESTMENT ADVISORS, INC.

                                       AND

                                 UMB SCOUT FUNDS

  (ON BEHALF OF THE UMB SCOUT TECHNOLOGY FUND AND UMB SCOUT EQUITY INDEX FUND)


                  THIS AGREEMENT, made and entered into as of the 12th day of May, 2001, by and between UMB Scout Funds, a Delaware business trust (the "Trust") on behalf of its UMB Scout Equity Index Fund and UMB Scout Technology Fund series (the "Funds"), and Scout Investment Advisors, Inc., a Missouri corporation (the "Manager"), and which Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one instrument.

                  WHEREAS the Trust was founded for the purpose of engaging in the business of investing and reinvesting its property and assets and to operate as an open-end, management investment company, as defined in the Investment Company Act of 1940, as amended (the "Act"), under which it is registered with the Securities and Exchange Commission, and

                  WHEREAS the Manager is engaged in the business of supplying investment advice and management services to registered investment companies, as an independent contractor, and

                  WHEREAS the Trust and the Manager desire to enter into a contractual arrangement whereby the Manager provides investment advice and management services to the Trust, on behalf of the Funds, for a fee,

                  NOW THEREFORE, in consideration of the mutual promises herein contained, and other good and valuable consideration, receipt of which is hereby acknowledged, it is mutually agreed and contracted by and between the parties hereto that:

                  1. The Trust hereby employs the Manager, for the period set forth in Paragraph 6 hereof, and on the terms set forth herein, to render investment advice and management service to the Funds, subject to the supervision and direction of the Board of Trustees of the Trust. The Manager hereby accepts such employment and agrees, during such period, to render the services and assume the obligations herein set forth, for the compensation herein provided. The Manager shall, for all purposes herein, be deemed to be an independent contractor, and shall, unless otherwise expressly provided and authorized, have no authority to act for or represent the Trust in any way, or in any other way be deemed an agent of the Trust.

                  The Manager shall furnish the Funds with investment management and administrative services. Investment management shall include analysis, research and portfolio recommendations consistent with the Funds' objectives and policies. Administrative services



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shall include the services and compensation of such members of the Manager's organization as shall be duly elected officers and/or Trustees of the Trust and such other personnel as shall be necessary to carry out its normal operations; fees of the independent Trustees, the custodian, the independent public accountant and legal counsel (but not legal and audit fees and other costs in contemplation of or arising out of litigation or administrative actions to which the Trust, its officers or Trustees are a party or incurred in anticipation of becoming a party); rent; the cost of a transfer and dividend disbursing agent or similar in-house services; bookkeeping; accounting; and all other clerical and administrative functions as may be reasonable and necessary to maintain the Trust's records and for it to operate as an open-end management investment company. Exclusive of the management fee, the Trust shall bear the cost of any interest, taxes, dues, fees and other charges of governments and their agencies, including the cost of qualifying its shares for sale in any jurisdiction, brokerage commissions or any other expenses incurred by it which are not assumed herein by the Manager.

                  All property, equipment and information used by the Manager in the management and administration of the Trust, on behalf of the Funds, shall belong to the Manager. Should the management and administrative relationship between the Trust and the Manager terminate, the Trust shall be entitled to, and the Manager shall provide the Trust, a copy of all information and records in the Manager's file necessary for the Trust to continue its functions, which shall include computer systems and programs in use as of the date of such termination; but nothing herein shall prohibit thereafter the use of such information, systems or programs by the Manager, so long as such does not unfairly interfere with the continued operation of the Trust.

                  2. As compensation for the services to be rendered to the Trust and the Funds by the Manager under the provisions of this Agreement, the Trust agrees to pay from the assets of each Fund semimonthly to the Manager an annual fee based on the average total net assets of the Fund computed daily in accordance with its Agreement and Declaration of Trust and By-Laws as follows:

                  a. 1.50% of the average total net assets of the UMB Scout Technology Fund.

                  b. 0.40% of the average total net assets of the UMB Scout Equity Index Fund.

                  c. Should a Fund's normal operating expenses exclusive of taxes, interest, brokerage commission and extraordinary costs exceed limits established by any law, rule or regulation of any jurisdiction in which the Fund's shares are registered for sale, the Manager shall reimburse the Fund in the amount of the excess.

                  d. The Manager may voluntarily or contractually agree to reduce any portion of the compensation or reimbursement of expenses due to it pursuant to this Agreement and may similarly agree to make payments to limit expenses which are the responsibility of the Funds under this Agreement. Any voluntary reduction or payment shall be applicable only to such specific reduction or payment and shall not constitute an agreement to reduce any future compensation or reimbursement due to the Manager hereunder or to continue future payments. Any such reduction will be agreed upon prior to accrual of the related expense or fee and will be estimated daily. Any fee withheld


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         shall be voluntarily reduced and any Fund expense paid by the Manager voluntarily or pursuant to an agreed expense limitation shall be reimbursed by the Fund to the Manager in the first, second, or third (or any combination thereof) fiscal year next succeeding the fiscal year of the withholding, reduction, or payment to the extent permitted by applicable law if the aggregate expenses for the next succeeding fiscal year, second fiscal year or third succeeding fiscal year do not exceed any limitation to which the Manager has agreed. Such reimbursement may be paid prior to the Fund's payment of current expenses if so requested by the Manager even if such payment may require the Manager to waive or reduce its fees hereunder or to pay current Fund expenses.

                  3. It is understood and agreed that the services to be rendered by the Manager to the Trust under the provisions of this Agreement are not to be deemed exclusive, and the Manager shall be free to render similar or different services to others so long as its ability to render the services provided for in this Agreement shall not be impaired thereby.

                  4. It is understood and agreed that the Trustees, officers, agents, employees and shareholders of the Trust may be interested in the Manager as owners, employees, agents or otherwise, and that owners, employees and agents of the Manager may be interested in the Trust as shareholders or otherwise. It is understood and agreed that shareholders, officers, Trustees and other personnel of the Manager are and may continue to be officers and Trustees of the Trust, but that they receive no remuneration from the Trust solely for acting in those capacities.

                  5. This Agreement shall become effective as to each Fund pursuant to its approval by the Board of Trustees of the Trust and by the vote of a majority of the outstanding shares of the Fund as prescribed by the Act. It shall remain in force for each Fund for an initial period of two years and thereafter may be renewed for successive periods not exceeding one year only so long as such renewal and continuance is specifically approved at least annually by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund as prescribed by the Act, and only if the terms and the renewal of this Agreement have been approved by a vote of a majority of the Trustees of the Trust including a majority of the Trustees who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. No amendment to this Agreement shall be effective as to a Fund unless the terms thereof have been approved by the vote of a majority of outstanding voting securities of the affected Fund as prescribed by the Act (unless shareholder approval of the amendment would not be required to be consistent with U.S. Securities and Exchange Commission interpretations of Section 15 of the 1940 Act), and by vote of a majority of the Trustees of the Trust who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. It shall be the duty of the Board of Trustees of the Trust to request and evaluate, and the duty of the Manager to furnish, such information as may reasonably be necessary to evaluate the terms of this Agreement and any amendment thereto.

                  6. This Agreement may be terminated at any time as to a Fund, without the payment of any penalty, by the Board of Trustees of the Trust, or by the vote of a majority of the outstanding voting securities of that Fund as prescribed by the Act on not more than sixty (60) days written notice to the Manager, and it may be terminated by the Manager upon not less than sixty (60) days written notice to the Trust. It shall terminate automatically in the event of its


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assignment by either party unless the parties hereby, by agreement, obtain an exemption from the U.S. Securities and Exchange Commission from the provisions of the Act pertaining to the subject matter of this paragraph. Any notice, request or instruction provided for herein, or for the giving of which, the occasion may arise hereunder, shall be deemed duly given, if in writing and mailed by registered mail, postage prepaid, addressed to the regular executive office of the Trust or the Manager, as the case may be. As used in this Agreement, the terms "assignment," "a majority of the outstanding voting securities" and "interested persons" shall have the same meaning as similar terms contained in the Act.

                  7. The Manager shall not be liable for any error in judgment or mistake at law for any loss suffered by the Trust or Funds in connection with any matters to which this Agreement relates, except that nothing herein contained shall be construed to protect the Manager against any liability by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reckless disregard of its obligations or duties under this Agreement.

                                             UMB SCOUT FUNDS


                                             By:
                                                 -------------------------------

                                             Name:

                                             Title:

ATTEST:

Name:
      -------------------------

Title:

[SEAL]

                                             SCOUT INVESTMENT ADVISORS, INC.


                                             By:
                                                 -------------------------------

                                             Name:

                                             Title:

ATTEST:

Name:
      -------------------------

Title:

[SEAL]



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